March 13, 2014

CONFIDENTIAL

GemGroup Inc. 2925

N. 7 Highway

Blue Springs, Missouri 64014

Dear GemGroup Inc.:

Gaming Partners International Corporation, 1700 Industrial Road, Las Vegas, NV 89102 ("GPIC") is pleased to submit this Binding Letter of Intent (the "BLOI") to GemGroup, Inc., 2925 N. 7 Highway, Blue Springs, Missouri 64014 (together with its subsidiaries Gemaco Inc., GemAsia LLC, and GemTech LLC) (collectively, "GemGroup"), which sets forth the terms upon which GPIC or its designated affiliates ("Buyer"} will purchase substantially all of the tangible and intangible assets (the "Assets") of GemGroup, free and clear of all liens, claims and encumbrances (the "Transaction"). At the consummation of the Transaction (the "Closing''), Buyer will assume the ordinary course liabilities of GemGroup reflected in the Closing Date Balance Sheet (as defined below), and GemGroup's future obligations under contracts and permits transferred to Buyer as part of the Assets. Buyer will not assume any liabilities in respect of outstanding indebtedness of GemGroup, which indebtedness will be satisfied from the sales proceeds at the Closing, or any undisclosed, pre-Closing liabilities.

The Transaction is subject to the terms and conditions contained herein. This BLOI is based upon, among other things, the preliminary investigation undertaken by GPIC through the date hereof.

GPIC and GemGroup agree as follows:

A.          Buyer will continue the existing Gemaco manufacturing operations in Blue Springs, Missouri for at least five (5) years after the date of Closing.

B.         During due diligence, GPIC and Jason Fitzhugh will negotiate in good faith a three-year employment agreement with compensation at least commensurate with GPIC employees at a similar level. The employment agreement shall include three-year post termination non-competition and non-solicitation provisions acceptable to GPIC.

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GAMING PARTNERS INTERNATIONAL CORPORATION | THE AMERICAS ∙ EUROPE ∙ ASIA

1700 INDUSTRIAL ROAD | LAS VEGAS, NEVADA 89102 | UNITED STATES OF AMERICA

tel: +1.702.384.2425 | f x: +1.702.384.1965 | gpigaming.com

C.           At the Closing, Danny Carpenter, Kaye Summers and Jason Fitzhugh will each enter into three-year agreements: (i) not to engage, directly or indirectly, for themselves or on behalf of another, in the business of designing, manufacturing or selling to gaming, promotional products and injection molding industries, playing cards, table game layouts and elements, gaming and promotional chips, table accessories and injection molded parts (collectively, the "Products") anywhere in the world, (ii) not to solicit any customers of GemGroup for the purposes of selling any Products on behalf of anyone other than Buyer, and (iii) not to solicit for employment or hire any employees of GPIC or Buyer (including any former GemGroup employees).

D.          Promptly following GemGroup's acceptance of this BLOI, GPIC will, with the assistance of GemGroup, apply for all necessary approvals from gaming commissions and other regulatory agencies for consummation of the purchase and sale.

Section 1. PURCHASE PRICE AND PAYMENT TERMS. At the Closing, and subject to the other conditions set forth herein and in any definitive Asset Purchase Agreement (as discussed below), GPIC will pay GemGroup $22,500,000 for the Assets, plus or minus any working capital adjustment as described below (the "Purchase Price"). Within two business days after GemGroup's acceptance of this BLOI, GPIC will transfer a good faith deposit of $1,000,000 to BOKF, N.A. or another mutually agreeable escrow agent, which deposit shall be non-refundable except as hereafter provided (together with any escrow earnings, the "Non-Refundable Deposit"). The Purchase Price assumes that GemGroup will transfer working capital (calculated as provided below) at the Closing at least equal to the consolidated working capital of GemGroup as of December 31, 2013, as determined from the balance sheet included in the Audited 2013 Financial Statements (as defined in Section 10 below) (the "Target Working Capital"). For this purpose, working capital shall be determined by subtracting current liabilities to be assumed (consisting of accounts payable and accrued expenses) from current assets to be acquired (consisting of net accounts receivable, net inventory and pre-paid expenses the benefit of which will be received by Buyer). The Purchase Price will be increased or decreased based upon the amount by which the working capital transferred at the Closing exceeds or falls short of the Target Working Capital. For purposes of the Closing, the parties will estimate in good faith any working capital adjustment based on the most recently available information. The working capital adjustment will be subject to true-up within ninety (90) days following the Closing to reflect the actual working capital transferred, based on a closing date balance sheet to be prepared by Buyer and reviewed by GemGroup (the "Closing Date Balance Sheet"). Buyer will prepare the Closing Date Balance Sheet in accordance with GAAP, and as if the Closing date were the end of the fiscal year. Any disputes regarding the working capital adjustment that the parties cannot amicably resolve will be referred for final resolution to a mutually agreeable, independent CPA firm. Buyer and GemGroup will each pay one-half of any fees or expenses of such accounting firm.

It is agreed that the Transaction will be structured as an asset purchase transaction. Buyer will pay the Purchase Price at the Closing (net of the Non-Refundable Deposit). The net Purchase Price payable at Closing will be applied as follows: first, to satisfy any indebtedness encumbering the Assets, and second, the balance will be payable to GemGroup by wire transfer of immediately available funds to an account designated in writing by GemGroup at least two business days prior to the scheduled Closing (subject to either escrow or holdback provisions in the following paragraph, if applicable).

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GAMING PARTNERS INTERNATIONAL CORPORATION | THE AMERICAS ∙ EUROPE ∙ ASIA

1700 INDUSTRIAL ROAD | LAS VEGAS, NEVADA 89102 | UNITED STATES OF AMERICA

tel: +1.702.384.2425 | f x: +1.702.384.1965 | gpigaming.com

At Closing, GemGroup will transfer the sum of $2,000,000 to HSBC or another mutually agreeable escrow agent for a period of two years to provide security for GemGroup's covenants and indemnities in this BLOI and in the Asset Purchase Agreement (defined below) under an Escrow Agreement to be entered into at Closing. If any unresolved Buyer claims against GemGroup are pending as of five business days prior to the expiration of the escrow, the Escrow Agreement will provide for a continuation of the escrow in an amount up to the maximum exposure of the Buyer on the unresolved claims, but not to exceed $2,000,000.

Section 2. The Assets of GemGroup to be transferred will be all of the assets of GemGroup (except as excluded below) and will include the following:

(i)	All rights regarding any current and future manufacturing (including any licenses to use the patents or technology utilized by GemGroup to manufacture its Products), and all other intellectual property (including without limitation all trademarks, websites and URLs, know-how, trade secrets and other confidential information and the right to sue for past infringement or misappropriation of any intellectual property) and information technology rights, including all business records (the "Intellectual Property");
(ii)	All rights to use all of GemGroup's requisite technology, and assignment of all vendor and supplier agreements;
(iii)	All raw materials, WIP, and finished goods inventory;
(iv)	All existing customer lists and contracts;
(v)	All permits and governmental authorizations, to the extent transferable;
(vi)	All accounts receivable;
(vii)	All land, buildings and fixed and mobile equipment;
(viii)	All pre-paid expenses or other current assets;
(ix)	All rights under any confidentiality agreements, invention or copyright assignments, and any restrictive covenant agreements for the benefit of GemGroup;
(x)	All goodwill of the GemGroup business or associated with the Assets; and
(xi)	All claims or rights against third parties relating to the other Assets acquired.

GemGroup will retain any cash or cash equivalents, along with the shares or LLC interests in its subsidiaries and their related corporate and tax records, provided Buyer will be entitled to have access to such records post-Closing as reasonably necessary in connection with its operation of the Assets or conduct of its business.

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GAMING PARTNERS INTERNATIONAL CORPORATION | THE AMERICAS ∙ EUROPE ∙ ASIA

1700 INDUSTRIAL ROAD | LAS VEGAS, NEVADA 89102 | UNITED STATES OF AMERICA

tel: +1.702.384.2425 | f x: +1.702.384.1965 | gpigaming.com

At the Closing, as additional consideration for the Assets, Buyer will assume all ordinary course trade accounts payable and accrued expenses of GemGroup (other than any amounts due to GemGroup's shareholders, subsidiaries or affiliates). Buyer will also assume GemGroup's postClosing obligations under any permits transferred to Buyer in the Assets and under all of GemGroup's executory contracts (other than any liabilities in respect of pre-Closing breaches). Promptly following the execution of this BLOI, Buyer and GemGroup will cooperate in good faith to obtain any required consents of third parties for assignment of all such contracts. Buyer will indemnify and hold harmless GemGroup from all post-Closing obligations under such contracts (other than those arising from pre-Closing breaches), whether or not any required consent of the other party or parties to the contracts is obtained. GemGroup will remain responsible for (and will indemnify and hold harmless Buyer and its related parties against) all threatened or pending litigation matters based on or arising out of events or omissions occurring prior to Closing, taxes due prior to Closing and other undisclosed liabilities, whether fixed or contingent, of GemGroup.

Section 3. DUE DILIGENCE: Subject to being provided prompt access to requested materials and personnel, GPIC expects that it will complete its due diligence review of the Assets and the proposed Transaction from financial, accounting, operational, market, and competitive perspectives within sixty (60) days after GemGroup has provided substantially all materials requested in GPIC's original due diligence request list. In addition, during such period GPIC will perform confirmatory gaming, intellectual property, environmental, insurance, benefits, labor, legal and tax reviews. GemGroup agrees to provide to GPIC, its agents, advisors, representatives, and prospective lenders, full and complete access to such books, records, facilities, officers, employees and advisors as may be regarded as necessary or desirable by GPIC and its agents in connection with their review. GPIC must complete each of the above reviews to its reasonable satisfaction. GPIC is prepared to deliver an initial due diligence request list within ten days following the acceptance of this BLOI. No investigation made by GPIC will limit or affect the representations, warranties, covenants and indemnities of GemGroup under this BLOI or the Asset Purchase Agreement.

GemGroup has previously delivered to GPIC the audited consolidated balance sheet and statements of income, shareholders' equity (or deficit), and cash flows of GemGroup, as at and for the fiscal years ended December 31, 2009, 2010, 2011 and 2012 (the "Historical Financial Statements"), and the unaudited consolidated statement of income of GemGroup for the fiscal year ended December 31, 2013 (the "Unaudited 2013 Financial Statement''). In the Asset Purchase Agreement (defined below), GemGroup will represent and warrant that the Historical Financial Statements and Unaudited 2013 Financial Statement: (a) are true and correct in all material respects; (b) have been prepared in accordance with GAAP, consistently applied; (c) present fairly the financial condition and the results of operations of GemGroup and its subsidiaries as of the date(s) and for the period(s) therein indicated; and (d) are consistent with the books and records of GemGroup prepared in the ordinary course of business.

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GAMING PARTNERS INTERNATIONAL CORPORATION | THE AMERICAS ∙ EUROPE ∙ ASIA

1700 INDUSTRIAL ROAD | LAS VEGAS, NEVADA 89102 | UNITED STATES OF AMERICA

tel: +1.702.384.2425 | f x: +1.702.384.1965 | gpigaming.com

Section 4. EXECUTION OF AGREEMENT; CLOSING: The parties intend to negotiate an asset purchase agreement relating to the Transaction (the "Asset Purchase Agreement'') consistent with the terms of this BLOI, which will be drafted by GPIC's attorneys and which will contain customary representations, warranties and covenants (including indemnities) by GemGroup and by GPI, as well as any provisions to address matters discovered in due diligence, certain of which would survive the Closing for the applicable timeframes outlined in the Asset Purchase Agreement. A representative list of customary topics to be addressed by such representations and warranties is attached as Exhibit A. GPIC will deliver an initial draft of the Asset Purchase Agreement to GemGroup within sixty (60) calendar days of acceptance of this proposal. GPIC anticipates signing the Asset Purchase Agreement and closing the Transaction within 120 calendar days after acceptance of this BLOI by GemGroup. The parties agree to negotiate in good faith, and use their reasonable commercial efforts to agree on the form of the definitive Asset Purchase Agreement.

Unless otherwise provided in the Asset Purchase Agreement, the Closing will take place on June 30, 2014, or such other date as the parties may agree in writing. Buyer's obligation to proceed with the Closing is subject to receipt of necessary regulatory (if any) and third party approvals for the transaction, and such other customary conditions precedent as may be set forth in the Asset Purchase Agreement except third party approvals for the assignment of GemGroup's contracts. GemGroup's obligation to proceed with the Closing is subject to receipt of necessary regulatory approvals for the transaction (if any) and such other customary conditions precedent as may be set forth in the Asset Purchase Agreement.

Section 5. EXCLUSIVITY: In consideration of GPIC's payment of the Non-Refundable Deposit and incurrence of costs in connection with the conduct of its due diligence, the preparation and negotiation of the Asset Purchase Agreement, and seeking regulatory consents, GemGroup agrees that, from their acceptance of this BLOI until the date that is four months after such acceptance, GemGroup will not, and will cause its affiliates and their respective officers, directors, stockholders, employees and agents not to, initiate, encourage (including by way of furnishing any non-public information concerning GemGroup, the Assets or business), solicit, conduct or continue any negotiations or discussions with or enter into any agreement with any third party (other than GPIC or its affiliates), relating to the acquisition of all or any portion of GemGroup of any of its subsidiaries, or any of their respective assets or business (whether by merger, share purchase, asset purchase, lease, exclusive license, or otherwise), other than, in each case, the sale of goods in accordance with past practices and other transactions in the ordinary course of business for the sale of products consistent with past practices.

Section 6. PUBLIC ANNOUNCEMENT. GPIC will provide a public announcement (the "Public Announcement") on behalf of both parties (which Public Announcement shall include an appropriate filing with the Securities and Exchange Commission by GPIC) of the Transaction contemplated by this BLOI. GemGroup will be given a reasonable opportunity to provide input on the Public Announcement as it relates to any information or statements regarding GemGroup. GemGroup acknowledges that GPIC will be required to file a form 8-K regarding this BLOI and the Transaction in accordance with applicable securities laws and SEC requirements.

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GAMING PARTNERS INTERNATIONAL CORPORATION | THE AMERICAS ∙ EUROPE ∙ ASIA

1700 INDUSTRIAL ROAD | LAS VEGAS, NEVADA 89102 | UNITED STATES OF AMERICA

tel: +1.702.384.2425 | f x: +1.702.384.1965 | gpigaming.com

Section 7. CONFIDENTIALITY: Except as provided in Section 6 above, neither the parties to this BLOI nor any of their affiliates or their respective officers, directors, stockholders, employees, or agents shall make any public announcement or issue any press release or other publicity in respect of the Transaction without the prior written consent of the other party (except as such disclosures are required in applications or by applicable securities or gaming laws or stock market rules). The parties agree that, except as provided in Section 6 above, the Non-Disclosure Agreement dated February 5, 2014, the terms of which are hereby incorporated herein by this reference, shall continue in full force and effect, until the Closing.

Section 8. EXPENSES: Whether or not the Transaction is consummated, each party to this BLOI shall be responsible for its own fees and expenses incurred in connection with its preparation and negotiation and of this BLOI, the Asset Purchase Agreement and the Transaction, including the fees and disbursements of its respective counsel, advisors, finders, accountants or other experts. The parties shall equally share the fees and other expenses of the escrow agents for the escrows provided in Section 1. Each party shall be solely responsible for the fees of its respective broker or finder, if any.

Section 9. TERMINATION: This BLOI may be terminated by either party, at any time and for any reason, by written notice to the other party at any time prior to the execution of the Asset Purchase Agreement or the Closing, whichever occurs first. Upon any such termination, this BLOI shall terminate and become void and of no further force and effect, except for the provisions related to the payment of the Non-Refundable Deposit and Sections 7, 8 and 9 which shall survive in accordance with their respective terms.

In the event GPIC terminates this BLOI due to:

A.	A lack of regulatory approval by any of the States of California, Pennsylvania, Nevada, Missouri, New Jersey, Washington, Michigan and Indiana in the United States or the Province of British Columbia in Canada or lack of regulatory approval by any Native American gaming agency in Florida, Connecticut or California for a Native American casino customer from which GemGroup received revenues of at least $50,000 in 2013; provided, however, that the Closing will be extended by up to one hundred twenty (120) days if necessary to obtain any such regulatory approvals.

B.	Lack of good faith negotiations by GemGroup in connection with the Asset Purchase Agreement or intentional delays in the Closing by GemGroup;

C.	Lack of good faith negotiations by Jason Fitzhugh in connection with his employment agreement;

D.	Any material inaccuracy in the Historical Financial Statements, any failure to deliver the Audited 2013 Financial Statements, or any material discrepancy between the Unaudited 2013 Financial Statement and the Audited 2013 Financial Statements other than the matter disclosed in item 2 of Exhibit B below;

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GAMING PARTNERS INTERNATIONAL CORPORATION | THE AMERICAS ∙ EUROPE ∙ ASIA

1700 INDUSTRIAL ROAD | LAS VEGAS, NEVADA 89102 | UNITED STATES OF AMERICA

tel: +1.702.384.2425 | f x: +1.702.384.1965 | gpigaming.com

E.	The occurrence since December 31, 2013, of any action, event, condition or circumstance, that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on, or a material adverse change in, the operations, condition (financial or otherwise), results of operations, prospects, assets, liabilities or reserves of GemGroup, provided, however, that when determining whether there has been a Material Adverse Change, any adverse change attributable to any of the following shall be disregarded: (i) general economic, business, industry or financial market conditions (whether in the United States or otherwise), but that do not disproportionately affect GemGroup; (ii) the taking of any action required by this BLOI or the Asset Purchase Agreement; (iii) the announcement of the transactions contemplated hereby; (iv) the breach of this BLOI or the Asset Purchase Agreement by GPIC, (v) any changes in applicable laws, regulations or accounting rules, including GAAP; (vi) any existing event, occurrence or circumstance set forth in the disclosure schedule to the Asset Purchase Agreement; and (vii) any adverse change in or effect on the business of GemGroup that is cured by or on behalf of GemGroup to the reasonable satisfaction of GPIC before the termination of this BLOI (a "Material Adverse Change");

F.	Any material environmental condition at any owned real property in the Assets, or for which GPIC might otherwise be held liable as a result of its ownership of the Assets or operation of the business;

G.	Any material misrepresentation or breach of any covenant herein by GemGroup or GemGroup's refusal to provide customary representations and warranties as reflected on Exhibit A to this BLOI in connection with any Asset Purchase Agreement (which representations and warranties will be subject to disclosed exceptions, including those matters disclosed on Exhibit B to this BLOI, provided that such disclosures do not include any material liabilities not reflected in the Historical Financial Statements or the Unaudited Financial Statements, other than the matter disclosed in item 2 of Exhibit B below and ordinary course trade accounts payable and accrued expenses);

then in any such case the escrow agent will return the entire Non-Refundable Deposit to GPIC. Otherwise, the escrow agent will pay the entire Non-Refundable Deposit to GemGroup as full liquidated damages, provided GemGroup executes and delivers to GPIC and its related parties a written release of all claims.

This BLOI will terminate automatically if the Asset Purchase Agreement has not been executed by the parties by June 30, 2014, and the escrow agent will pay the entire Non-Refundable Deposit to GemGroup as full liquidated damages, provided GemGroup executes and delivers to GPIC and its related parties a written release of all claims.

If this BLOI is terminated by GemGroup for any reason other than material breach of this BLOI by GPIC, the escrow agent will return the entire Non-Refundable Deposit to GPIC.

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GAMING PARTNERS INTERNATIONAL CORPORATION | THE AMERICAS ∙ EUROPE ∙ ASIA

1700 INDUSTRIAL ROAD | LAS VEGAS, NEVADA 89102 | UNITED STATES OF AMERICA

tel: +1.702.384.2425 | f x: +1.702.384.1965 | gpigaming.com

Upon any termination, the parties agree promptly to execute written directions to the escrow agent to disburse the Non-Refundable Deposit in accordance herewith.

In the event this BLOI is terminated (other than by virtue of the Closing or the execution of the Asset Purchase Agreement), for a period of two years from such termination, GPIC agrees not to, and to cause its subsidiaries not to, directly or indirectly, employ, attempt to employ or solicit in any way any employee of GemGroup for other employment or to provide consulting or similar services (provided that general advertising to the public through newspapers or similar means not directed at GemGroup or its employees will not constitute a solicitation of employees of GemGroup).

Section 10. CONDUCT OF BUSINESS: From the date GemGroup accepts this BLOI through the Closing or the termination of this BLOI, GemGroup will: (i) (a) conduct its business in a reasonable and prudent manner in accordance with past practices, (b) use reasonable efforts to preserve its existing business organizations and relations with its employees, customers, suppliers, landlords, regulators and others with whom it has a business relationship, (c) use reasonable efforts to preserve and protect its properties, assets and rights (including permits and other governmental approvals) and conduct its business in compliance with all applicable laws and regulations, and (d) promptly notify GPIC of any Material Adverse Change, and (ii) not (a) enter into any contract or binding customer or vendor commitment having an aggregate dollar value in excess of $250,000 or a duration greater than one year without giving prior written notice to GPIC stating the customer or vendor name and the contract amount and duration, nor (b) intentionally take any action which is reasonably likely to have a material adverse effect on the Assets and rights, of GemGroup to be purchased, without the prior approval of GPIC. Without limiting the foregoing, GemGroup agrees that it will not make any material change in its accounting methods or practices, other than as required by changes in GAAP or applicable law, in the manner of keeping its books and records, or in its current practices with respect to customer contracts, sales, receivables, inventories, inventory valuation, payables or accrued expenses. GemGroup will cause to be finalized as soon as reasonably practicable, but not later than March 31, 2014 (and will deliver or cause to be delivered to GPIC promptly upon issuance by the third party accountants of GemGroup), the audited consolidated balance sheet and statements of income, shareholder's equity (or deficit), and cash flows of GemGroup, as at and for the fiscal year ended December 31, 2013 (the "Audited 2013 Financial Statements").

Following the Closing, GemGroup will provide reasonable assistance in transferring the business to Buyer. In furtherance of the foregoing, GemGroup grants to Buyer, effective as of the Closing, the power, right and authority, coupled with an interest, to receive, endorse, cash, deposit, and otherwise deal with in GemGroup’s name, any checks, drafts, documents and instruments evidencing payment of any accounts receivable or other payment rights included in the Assets and that are payable to or to the order of, or endorsed in favor of, GemGroup or any agent thereof. GemGroup agrees promptly to endorse and pay over or cause to be endorsed and paid over to Buyer, without deduction or offset, the full amount of any payment received by GemGroup or any of its agents after the Closing in respect of goods sold or services rendered as part of the business, and shall hold any such amounts in trust for Buyer pending such payment.

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GAMING PARTNERS INTERNATIONAL CORPORATION | THE AMERICAS ∙ EUROPE ∙ ASIA

1700 INDUSTRIAL ROAD | LAS VEGAS, NEVADA 89102 | UNITED STATES OF AMERICA

tel: +1.702.384.2425 | f x: +1.702.384.1965 | gpigaming.com

Section 11. GOVERNING LAW: This BLOI shall be governed by and construed in accordance with the laws of the State of Missouri, without giving effect to the principles of conflict of laws thereof. The exclusive forum for the determination of any action relating to this BLOI or the Asset Purchase Agreement shall be an appropriate court in the County of Jackson, State of Missouri.

Section 12. ENTIRE AGREEMENT; COUNTERPARTS: This BLOI supersedes all prior understandings among the parties hereto except the Non-Disclosure Agreement dated February 5, 2014. This BLOI may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

Section 13. REPRESENTATIONS AND COVENANTS:

(i)	GemGroup hereby represents to GPIC that, as of the date of this BLOI and up to the date of Closing: GemGroup has and will have good and marketable title to all Assets purported to be owned by it (including those reflected in the Financial Statements) and a valid leasehold interest in all leased Assets, in each case free and clear of all liens, claims and encumbrances of any kind (other than liens securing indebtedness to be satisfied at or prior to the Closing); the Assets constitute all of the assets and properties necessary or desirable to conduct business as presently conducted by GemGroup, including without limitation, the exclusive license, or non-exclusive licenses entered into in the ordinary course of business, to use the Intellectual Property, and neither the BLOI nor the Transaction violates or breaches or will violate or breach any agreement or understanding with any other person, except that GemGroup does not represent that the BLOI or the Transaction will not violate or breach any contractual clause precluding assignment without the consent of the other party (but GemGroup does represent and warrant that not more than five of Gemaco's contracts (not including customer issued purchase orders) with customers producing revenue for Gemaco over $50,000 in 2013 require a consent of the other party in connection with the Transaction). GemGroup covenants and agrees that, under no circumstances, shall it intentionally take any action that will harm or injure the rights or business relationship of any other person as a result of this BLOI or GPIC's purchase of the Assets or otherwise. GemGroup covenants to have in place at the Closing and maintain in place for three (3) years after Closing general and products liability insurance policy (or policies) with aggregate limits of $8,000,000 (except the limit on a separate product liability policy covering aircraft will be $5,000,000), and if requested by GPIC, GemGroup will use its best efforts to have GPIC named as an additional insured thereunder with any cost of doing so to be paid by GPIC. GemGroup covenants and agrees to defend, indemnify and hold harmless GPIC, its affiliates and their respective agents, employees, officers, directors, consultants, successors and assigns, from and against any and all liabilities and claims, including, without limitation, future liabilities and claims by third parties, for demands, suits, actions, liabilities, losses, damages, injuries, judgments, costs and expenses (including reasonable attorneys' fees and costs), directly or indirectly arising from any untruth, inaccuracy or breach of any representations, covenants or agreements made by GemGroup in this BLOI or in the Asset Purchase Agreement, any indebtedness or other obligations of GemGroup which GPIC has not agreed herein to assume, and any other excluded liabilities, claims or losses, whether or not known at Closing, except that the foregoing indemnity shall not apply in respect of any matter arising out of or related to (a) a breach of any representation, warranty or covenant of GPIC in this BLOI or the Asset Purchase Agreement or (b) any pre-Closing act or omission by GPIC or any of its representatives.

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GAMING PARTNERS INTERNATIONAL CORPORATION | THE AMERICAS ∙ EUROPE ∙ ASIA

1700 INDUSTRIAL ROAD | LAS VEGAS, NEVADA 89102 | UNITED STATES OF AMERICA

tel: +1.702.384.2425 | f x: +1.702.384.1965 | gpigaming.com

(ii)	GPIC represents and warrants that it has all necessary approvals and licenses to manufacture and sell playing cards, gaming table coverings and gaming chips in all States of the United States and all Provinces of Canada in which GemGroup's subsidiary, Gemaco Inc., is licensed by the relevant gaming authorities (as previously disclosed by GemGroup) and in the country of Panama. GPIC covenants and agrees to defend, indemnify and hold harmless GemGroup, its affiliates and their respective agents, employees, officers, directors, consultants, successors and assigns, from and against any and all liabilities and claims, including, without limitation, future liabilities and claims by third parties, for demands, suits, actions, liabilities, losses, damages, injuries, judgments, costs and expenses (including reasonable attorneys' fees and costs), directly or indirectly arising from any untruth, inaccuracy or breach of any representations, covenants or agreements made by GPIC in this BLOI or in the Asset Purchase Agreement and arising from post-Closing operations of the former businesses of GemGroup and from use of the Assets post-Closing, except that the foregoing indemnity shall not apply in respect of any matter arising out of or related to (a) a breach of any representation, warranty or covenant of GemGroup in this BLOI or the Asset Purchase Agreement, (b) any excluded liability retained by GemGroup, or (c) any pre-Closing act or omission by GemGroup or any of its representatives.

(iii)	The foregoing will be incorporated into the Asset Purchase Agreement.

(iv)	Except in the case of fraud, GemGroup's maximum aggregate liability for breach of representations and warranties (including indemnity obligations) will be $4,000,000. GemGroup will not have any liability for such breaches of representations or warranties until the aggregate loss to all Buyer indemnities combined exceeds $100,000, except that the foregoing basket will not apply to breaches of the representations and warranties relating to title to assets. The limitations of this subsection do not apply to GemGroup's indemnity obligations in respect of any excluded liabilities (pending or threatened litigation, regulatory actions, customer claims referenced on Exhibit B below or fraud). The representations, warranties and covenants referenced in this subsection include those contained in this BLOI and in the Asset Purchase Agreement.

(v)	By their execution below, the shareholders of GemGroup agree to be jointly and severally liable with GemGroup in respect of its indemnification obligations under this BLOI and the Asset Purchase Agreement, provided that the shareholders maximum aggregate liability hereunder will not exceed $2 million, provided that such limitation shall not apply (and such obligation shall be unlimited) with respect to income taxes and existing or pending litigation.

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GAMING PARTNERS INTERNATIONAL CORPORATION | THE AMERICAS ∙ EUROPE ∙ ASIA

1700 INDUSTRIAL ROAD | LAS VEGAS, NEVADA 89102 | UNITED STATES OF AMERICA

tel: +1.702.384.2425 | f x: +1.702.384.1965 | gpigaming.com

[Remainder of Page Intentionally Blank]

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GAMING PARTNERS INTERNATIONAL CORPORATION | THE AMERICAS ∙ EUROPE ∙ ASIA

1700 INDUSTRIAL ROAD | LAS VEGAS, NEVADA 89102 | UNITED STATES OF AMERICA

tel: +1.702.384.2425 | f x: +1.702.384.1965 | gpigaming.com

If the foregoing correctly sets forth the understanding of the parties hereto, please so indicate by executing both originals of this BLOI in the spaces provided below and returning one fully executed original to us. GPI reserves the right to withdraw this BLOI at any time prior to GPI's receipt of such written acceptance by GemGroup and its shareholders.

Very truly yours,

GAMING PARTNERS INTERNATIONAL CORPORATION

By:	/s/ Gregory S. Gronau
Name: Gregory S. Gronau
Title: President and Chief Executive Officer

Agreed and accepted as of March 13, 2014

By:	/s/ D. Kaye Summers
Name: D. Kaye Summers
Title: President and Chief Executive Officer

D. Kaye Summers and Danny R. Carpenter agree to be bound by paragraph C and §13 (v) of this BLOI:

By:	/s/ D. Kaye Summers
Name: D. Kaye Summers

By:	/s/ Danny R. Carpenter
Name: Danny R. Carpenter

Jason A. Fitzhugh agrees to be bound by paragraphs B and C and §13 (v) of this BLOI:

By:	/s/ Jason A. Fitzhugh
Name: Jason A. Fitzhugh

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GAMING PARTNERS INTERNATIONAL CORPORATION | THE AMERICAS ∙ EUROPE ∙ ASIA

1700 INDUSTRIAL ROAD | LAS VEGAS, NEVADA 89102 | UNITED STATES OF AMERICA

tel: +1.702.384.2425 | f x: +1.702.384.1965 | gpigaming.com

Exhibit A

Customary Representations and Warranties (subject to disclosed exceptions)

•	GemGroup has good title to the Assets purported to be owned by it (including those reflected in the Financial Statements) and a valid leasehold interest in all leased Assets, in each case, free and clear of all claims, liens and encumbrances
•	GemGroup DISC LLC has no assets used or held for use (tangible or intangible) in connection with the business
•	Audited financial statements are correct in all material respects, in accordance with GAAP, consistently applied, fairly present the financial situation and results of operations as of their respective dates, and are consistent with GemGroup's books and records maintained in the ordinary course
•	Inventory is good and saleable, subject to applicable reserves reflected in the Closing Date Balance Sheet
•	Tangible Assets material to the operation of GemGroup's business in the ordinary course are operational and in reasonable repair, ordinary wear and tear excepted
•	Equipment maintenance has not been deferred with respect to equipment that is material to the operation of GemGroup's business in the ordinary course.
•	GemGroup has all required permits and licenses, and is and has been in material compliance with all applicable laws, regulations and permits
•	Complete copies of all material contracts and governmental/judicial restrictions have been delivered; neither GemGroup nor, to GemGroup's knowledge, any counterparty is in default under any contract
•	No customer that has purchased more than $50,000 worth of products in the last twelve months has notified GemGroup that it intends to discontinue doing business with, or materially change the terms on which it does business with, GemGroup
•	All taxes have been correctly filed and paid when due
•	All known liabilities are recorded in the books
•	Disclosure of all pending and, to GemGroup's knowledge, threatened litigation, claims, government investigations, audits, arbitrations or similar proceedings
•	A reasonable insurance program is in effect; accurate disclosure of 3 years insurance loss runs

•	To GemGroup's knowledge, there has been no Material Adverse Change since 12/31113
•	Employees are terminable at will (except as specifically disclosed) and employee benefit programs are at reasonable levels given the location of the facilities and nature of the business; there are no defined benefit or multi-employer pension plan obligations, none of the employees is represented by a union, and there are no collective bargaining agreements in effect

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GAMING PARTNERS INTERNATIONAL CORPORATION | THE AMERICAS ∙ EUROPE ∙ ASIA

1700 INDUSTRIAL ROAD | LAS VEGAS, NEVADA 89102 | UNITED STATES OF AMERICA

tel: +1.702.384.2425 | f x: +1.702.384.1965 | gpigaming.com

Exhibit B

Disclosures Relating to Assets and Business of GemGroup

1.	New Jersey litigation-two lawsuits are pending related to use of a pre-shuffled pack of eight decks by the Golden Nugget Casino.

2.	Items covered by 2013 reserve for one time items in the amount of approximately $170,000— customer issues involving claims of defective products.

3.	Supplier issue involving claim made by Gemaco against supplier for defective products provided to Gemaco customers.

4.	The roof of Gemaco's building in Blue Springs, Missouri has had relatively minor leaks from time to time for at least the last 11 years. We believe the issue relates to the original design of the building and gutters. We have found that it is considerably more economical for the Gemaco maintenance department to deal with the leaks than to make the major modifications that would be required to stop the leaks.

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GAMING PARTNERS INTERNATIONAL CORPORATION | THE AMERICAS ∙ EUROPE ∙ ASIA

1700 INDUSTRIAL ROAD | LAS VEGAS, NEVADA 89102 | UNITED STATES OF AMERICA

tel: +1.702.384.2425 | f x: +1.702.384.1965 | gpigaming.com